United States
Securities and Exchange Commission
Washington, D.C. 20579
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) — June 11, 2010
Littelfuse, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-20388	36-3795742
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
8755 W. Higgins Road, Suite 500, Chicago, IL 60631
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (773) 628-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
The information in this Form 8-K is not deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 and is not incorporated by reference into any Securities Act registration statements.
On June 11, 2010, Littelfuse, Inc. (the “Company”) issued a press release announcing revised financial guidance for the three months ended July 3, 2010. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K and incorporated by reference to this Item 8.01 as if fully set forth herein.
The press release attached to this Form 8-K includes forward looking statements that are intended to be covered by the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward looking statements include but are not limited to comments with respect to the objectives and strategies, financial condition, results of operations and business of the Company.
These forward looking statements involve numerous assumptions, inherent risks and uncertainties, both general and specific, and the risk that predictions and other forward looking statements will not be achieved. The Company cautions you not to place undue reliance on these forward looking statements as a number of important factors could cause actual future results to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward looking statements.
A copy of the press release is also posted on the Company’s website.
Item 9.01 Financial Statements and Exhibits
d) Exhibits.
     The following exhibit is furnished with this Form 8-K:

Exhibit No.	Description
99.1	Press Release, dated June 11, 2010

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Littelfuse, Inc.
Date: June 11, 2010	By:	/s/ Philip G. Franklin
Philip G. Franklin
Vice President, Operations Support and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press release, dated June 11, 2010